EXHIBIT 21

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                              List of Subsidiaries

                   Registrant: First Bancorp of Indiana, Inc.

                                       Percentage            Jurisdiction or
         Subsidiaries                  Ownership          State of Incorporation
------------------------------   ---------------------   -----------------------

First Federal Savings Bank                100%                United States

                           First Federal Savings Bank

                                       Percentage            Jurisdiction or
         Subsidiaries                  Ownership          State of Incorporation
------------------------------   ---------------------   -----------------------

FFSL Service Corporation, Inc.            100%                   Indiana